Exhibit 23.2 - CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS










        We have issued our report dated March 2, 1994, accompanying the consolidated financial statements incorporated by reference of First Commonwealth Financial Corporation and subsidiaries on Form 10K for the year ended December 31, 1995. We hereby consent to the Incorporation by reference of said report in the Registration Statement of First Commonwealth Financial Corporation and subsidiaries on Form S-8
(File No. 33-55687) and the related prospectus.



                                                  /S/Jarrett Stokes & Kelly

Indiana, Pennsylvania
March 21, 1996